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                             EXHIBIT 10.1


                            MOORE & MANGUM
              P.O. BOX 1327, MILLEDGEVILLE, GEORGIA 31061
                      LOAN MODIFICATION AGREEMENT

STATE OF GEORGIA

COUNTY OF DEKALB


          THIS AGREEMENT made and entered into this 30th day of June, 1996, by and between JAMESON INNS, INC., (hereinafter "Jameson") and EMPIRE FINANCIAL SERVICES, INC., 121 Executive Parkway, Milledgeville, Georgia 31061, (hereinafter "Empire").

          WHEREAS, on November 10, 1995, Empire made a loan to Jameson in the principal sum of ONE MILLION FIFTY THOUSAND AND NO/100 DOLLARS ($1,050,000.00), secured by certain real property located in Burke County, Georgia, more fully described on Exhibit A attached hereto; and

          WHEREAS, by agreement between Empire and Jameson dated April 17, 1996, the parties expressed their intention to modify said loan so that it will operate as a secured line of credit; and

          WHEREAS, a portion of said original indebtedness remains unpaid; and

          WHEREAS, Empire and Jameson intend, and Jameson hereby agrees, that all collateral securing said original loan shall continue to secure said loan, as modified.

          NOW THEREFORE, for and in consideration of the sum of One Dollar ($1.00) in hand paid, the receipt and sufficiency of which is hereby acknowledged and the further consideration of the line of credit being extended this day by Empire to Jameson, the undersigned agrees as follows:

(1) All terms, conditions, and obligations of that certain Deed to Secure Debt from Jameson to Empire dated November 10, 1995, of record in Deed Book 221, Page 513, records of the Clerk of Superior Court of Burke County, Georgia, are incorporated by reference herein.
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(2)  Said loan, as modified, is and shall continue to be secured by the real property, furniture, fixtures, equipment, rents, fees and income belonging or accruing to Jameson as fully and completely as same secured said original loan. Jameson further agrees that the said loan and this modification thereof shall, in addition to all collateral referenced herein, be secured by any and all rights Jameson may have in and to fees, charges, accounts or other payments for the use or occupancy of rooms in the motel located on the property or properties described on Exhibit A hereto, and by its rights to receive payments derived from fees, charges, and accounts for use or occupancy of said motel rooms under the operating lease with Jameson Operating Company dated February 3, 1994, as amended.

(3) This Agreement and the extension of a line of credit made pursuant hereto, as well as all documents executed in connection herewith, specifically including a Note of even date, shall not constitute a release, an accord and satisfaction or novation, nor operate in any fashion so as to discharge, limit, waive, or impair any obligation of Jameson as set forth in the original Security Deed, Security Agreement, Fee and Income Assignment or other document(s) evidencing or securing said original loan dated November 10, 1995 or impair or limit any rights of Empire contained therein. Georgia Intangible Tax on the maximum amount of new or additional funds that could be extended under the line of credit ($1,050,000.00) is being paid with the filing of this instrument. The final maturity date for this loan, as modified, is June 1, 2006.

(4) By the execution of this Loan Modification Agreement, Jameson expressly confirms its obligations as contained in all loan documents dated November 10, 1995, evidencing or securing the original indebtedness, except to the extent that same are specifically modified herein or in a Note of even date herewith.

(5) If it is determined that any person or entity other than Empire shall have a lien, encumbrance, or claim of any type which has a legal priority over any term of this Agreement, the original Note and Security Instruments shall be severable from this Agreement and separately enforceable from the terms thereof as modified hereby in accordance with their original terms, and Empire shall maintain legal or equitable priorities which were in existence before the date of execution of this Agreement. It is understood by and is the intention of the parties hereto that any legal or equitable priorities of Empire over any party which were in existence before the date of execution of this Agreement shall remain in effect after the execution of this Agreement.

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     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed, under seal, by duly authorized corporate officers.


                              JAMESON INNS, INC. (SEAL)


                         BY:  Thomas W. Kitchin
                               Its President


                         ATTEST:  Steven A. Curlee
                                   Its Secretary


Signed, sealed and delivered
on the 30th day of June, 1996.


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Unofficial Witness


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Notary Public, -----------

Commission Expiration Date:

(SEAL)